EXHIBIT 10.1

EMPLOYMENT AGREEMENT entered into in Montreal, Quebec, Canada as of March 1st, 2005 by and


Between: MAAX-KSD CORPORATION, a company incorporated under the laws of the province of Quebec, having its head office at 505 Keystone Road, P.O. Box 544, Southampton, Pennsylvania, USA,

                           ("MAAX")


and: Daniel Stewart, domiciled and residing at 2013 Country Club Dr., Doylestown, PA, 18901, USA;

                           (the "Employee")


1.       Term
         ----

1.1 The Employee agrees that his employment with MAAX is for an unspecified duration that constitutes at-will employment, and that either the Employee or MAAX can terminate this relationship at any time, with or without cause. However, in the event of any involuntary termination of the employment other than for cause (as defined herein), the Employee shall be entitled to the severance compensation set forth in section 8 hereof.

2.       Title and Responsibilities
         --------------------------

         The Employee will serve in the position of Vice President and Sector Head - Bathroom Sector and will henceforth perform duties for MAAX Corporation and its subsidiaries. Job Responsibilities

         >>       Place of work shall be Southampton, Pennsylvania;

         >>       Responsible for general management of MAAX Bathroom Sector;

                  o        18 plants
                  o        $M450 Sales revenue per year (FY2005)
                  o        $M63 of EBITDA
                  o        Employees: 2,900

         >> Preparation and execution of Sector Business Plan accompanied by financial budgets to meet MAAX Bathroom Sector goals and objectives;

         >> Leadership and management of human resources throughout all Bathroom Sector plants and distribution centers;

         >>       Financial performance for his sector;

                  o        EBITDA
                  o        Working Capital

         >>       Sales and Marketing strategies for his sector;

         >> Manufacturing. logistics and distribution strategies for his sector;

         >> Product development implementation within MAAX strategic direction;

         >>       Business relationships with customers;

         >>       Member of MAAX Executive Committee;

         >>       Reports to President and CEO.

3.       Compensation
         ------------

         During the Term, as compensation for performing the services required by this Agreement, the Employee shall be compensated as follows:

3.1      Base compensation

         >> In consideration of the Employee's services, effective March 1st, 2005, the Employee will be paid a base salary of three hundred thousand dollars US Funds ($US300,000), payable twice-monthly in accordance with MAAX's standard payroll practices. As with other managers of MAAX, the Employee's base salary will be reviewed annually by the Board of Directors of MAAX, as appropriate.

3.2      Performance Compensation

         >> In addition to a base compensation, the Employee is entitled to a performance compensation of up to 50% of his annual salary (3.1 above) paid annually (Upon Board approval which is usually in the month of May following the end of fiscal year);

         >> Performance compensation targets are established on an annual basis by MAAX Board of Directors. The target bonus has three
                  (3) main components:

                  a) MAAX Consolidated Adjusted Earnings Before Interest, Tax, Depreciation and Amortization (EBITDA)

                           o Payment scale starts at 95% of previous year EBITDA to the budgeted yearly EBITDA;

                           Represents 40% of total bonus target.

                  b) Working Capital Ratios for MAAX consolidated which includes

                           o        Trade receivable;
                           o        Raw material inventory;
                           o        Finished Goods and WIP Inventory; and
                           o        Trade payables;

                           Represents 40% of total bonus target.

                  c) Strategic initiatives for MAAX represent 20% of total bonus target (Ex: LEAN Thinking implementation, SAP implementation, etc.)

4.       Employee Benefits
         -----------------

4.1 You will be entitled to participate in the company's full benefit program; which includes life insurance, sick leave, short/long term disability as well as a 401K plan.

4.2 The Employee shall have the right to four (4) weeks of paid vacation per each calendar year during the Term. Any vacation that is not taken in a given calendar year shall accrue and carry over to the following year. Accrued vacation cannot be monetarily compensated.

4.3 During the Term, in order to facilitate the performance of the Employee's duties hereunder and otherwise for the convenience of the Company, the Company shall provide the Employee with a monthly automobile allowance of up to eight hundred ($US800) dollars. The Company shall also be responsible for and shall pay for all costs associated with the use of such automobile, including, without limitation, insurance, fuel, maintenance and repairs.

4.4 Share options: The Employee has been allocated eighteen thousand six hundred thirty-seven (18,637) options under the Company's share options plan. 30% of the options granted under the plan will vest rateably over five (5) years (20% per year).

         70% of the options granted under the plan are performance vesting options. (See stock option plan agreement for details of this plan).

4.5 The Employee is entitled to hold an equity position within MAAX Corporation. You have chosen to invest the equivalent of fifteen thousand one hundred eighty-three (15,183) shares and/or roll over options. (See MAAX shareholders agreement for details).

5.       Expenses
         --------

5.1 All normal expenses associated with business as approved by the President & CEO consistent with MAAX policies.

6.       Non-competition, confidentiality and Invention Assignment
         ---------------------------------------------------------

6.1 The Employee agrees that his employment is contingent upon his execution and delivery to MAAX of the Non-Competition, Confidentiality and Invention Assignment Agreement attached hereto as Schedule A.

7.       No Conflicting Employment
         -------------------------

7.1 The Employee agrees that, during the term of his employment with MAAX, he will not engage in any other employment, occupation, consulting or other business activity related to the business in which MAAX is now involved or becomes involved during the term of his employment, nor will he engage in any other activities that conflict with his obligations to MAAX.

8.       Termination and Severance
         -------------------------

8.1 In the event that the Employee employment with MAAX is involuntarily terminated other than "for cause" (as defined herein), the Employee shall be entitled to a severance payment equal to twelve (12) months of the Employee's then current base salary plus one year target bonus amount as set forth in section 3.

8.2 For purposes of the foregoing, termination "for cause" shall mean (i) the wilful failure by the Employee substantially to perform his material duties after a written demand for substantial improvement in performance is delivered to the Employee by the Board of Directors of MAAX or the CEO which specifically identifies the manner in which MAAX believes that the Employee should perform his duties and the Employee fails to rectify the deficiency within a 90-day period, (ii) the failure (in any material respect) by the Employee to follow reasonable policies or directives established by MAAX after written notice to the Employee by the CEO of MAAX that the Employee is not following such policies or directives and the Employee fails to rectify the deficiency immediately, (iii) conduct that is materially detrimental to MAAX and the Employee fails to rectify such deficiency immediately of having received written notice from MAAX regarding the same, or (iv) the conviction of the Employee of any crime involving the property or business of MAAX or an illegal activity or action detrimental to MAAX.

8.3 If the Employee employment is terminated for cause or if the Employee resigns his employment voluntarily, no compensation or other payments will be paid or provided to the Employee for any period following the date when such a termination of employment is effective and any rights the Employee may have under any benefit plans of MAAX shall be determined under the provisions of those plans. If the employment of the Employee terminates as a result of his death or disability, no compensation or payments will be made to the Employee other than those to which the Employee is otherwise entitled under applicable benefit plans, if any, of MAAX.

9.       General Provisions
         ------------------

9.1 This Agreement will be governed by the laws of the Sate of Pennsylvania, applicable to Agreements made and to be performed entirely within such state.

9.2 This Agreement sets forth the entire Agreement and understanding between MAAX and the Employee relating to his employment and supersedes all prior verbal discussions between them. Any subsequent change or changes in the Employee duties, salary or compensation will not affect the validity or scope of this Agreement.

9.3 If one or more of the provisions in this Agreement are deemed void by law, then the remaining provisions will continue in full force and effect.

9.4 This Agreement will be binding upon the Employee's heirs, executors, administrators and other legal representatives and will be for the benefit of MAAX and its successors and assigns.

9.5 The Employee warrants that there is no Agreement between him and any other party that would conflict with his obligations under this Agreement or otherwise as an employee of MAAX.

         IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement at the place and as of the date first written above.


                                       MAAX KSD

                                       by: /s/ ANDRE HEROUX
                                           -------------------------------------
                                           Andre Heroux, President and CEO


                                       The Employee

                                           /s/ DANIEL STEWART
                                           -------------------------------------
                                           Daniel Stewart

                                   SCHEDULE A
                                   ----------

                                    MAAX KSD


               --------------------------------------------------

                     CONFIDENTIALITY, OWNERSHIP OF FILES AND
                    OTHER PROPERTY, OWNERSHIP OF INTELLECTUAL
                          PROPERTY, NON-COMPETITION AND
                           NON-SOLICITATION AGREEMENT

               --------------------------------------------------

SECTION I - CONFIDENTIALITY

1.1 The Employee acknowledges that he has received and will receive or conceive, in performing or in the course of his duties during his employment with MAAX KSD and the subsidiaries of MAAX Corporation ("the Company"), confidential information pertaining to the activities, the technologies, the operations and the business, past, present and future, of the Company or its subsidiaries or related or associated companies, which information is not in the public domain. The Employee acknowledges that such confidential information belongs to the Company and that its disclosure or unauthorized use could be prejudicial to the Company and contrary to its interests.

         Accordingly, the Employee agrees to respect the confidentiality of such information and not to make use of or disclose or discuss it to or with any person, other than in the course of his duties with the Company, without the explicit prior written authorization of the Company.

         This undertaking to respect the confidentiality of such information and not to make use of or disclose or discuss it to or with any person shall continue to have full effect notwithstanding the termination of the Employee's employment with the Company, so long as such confidential information does not become public as a result of an act by the Company or a third party which act does not involve the fault of one its employees.

1.2      The term "confidential information" includes among other things:

         1.2.1 products, formulae, processes and composition of products, as well as raw materials and ingredients, of whatever kind, that are used in their manufacture;

         1.2.2 technical knowledge and methods, quality control processes, inspection methods, laboratory and testing methods, information processing programs and systems; manufacturing processes, plans, drawings, tests, test reports and software;

         1.2.3 equipment, machinery, devices, tools, instruments and accessories;

         1.2.4 financial information, production cost data, marketing strategies, raw materials supplies, supplier, staff and customer lists and related information, marketing plans, sales techniques and policies, including pricing policies, sales and distribution data and present and future expansion plans; and

         1.2.5 research, experiments, inventions, discoveries, developments, improvements, ideas, industrial secrets and know-how.

SECTION II - OWNERSHIP OF FILES AND OTHER PROPERTY

2.1 Any file, sketch, drawing, letter, report, memo or other document, any equipment, machinery, tool, instrument or other device, any diskette, recording tape, compact disc or software or any other property which comes into the Employee's possession during his employment with the Company, in the performance or in the course of his duties, regardless of whether he has participated in its preparation or design, how it may have come into his possession and whether or not it is an original or a copy, shall at all times remain the property of the Company and, upon the termination of the Employee's employment, shall be returned to the Company or its designated representative before the Employee leaves his place of work. The Employee may not keep a copy or give one to a third party

SECTION III - OWNERSHIP OF INTELLECTUAL PROPERTY

3.1 The Employee hereby assigns and agrees to assign to the Company all his intellectual property rights as of their creation and to make full and prompt disclosure to the Company of all information relating to anything made or designed by him or that may be made or designed by him during the period of his employment, whether alone or jointly with other persons, or within a period of two (2) years following the termination of his employment and resulting from or arising out of any work performed by the Employee on behalf of the Company or connected with any matter relating or possibly relating to any business in which the Company or any of its subsidiaries or related or associated companies is involved.

         In addition, the Employee waives all moral rights in any document or work realized during the period of his employment. The Employee acknowledges that the Company has the right to use, modify or reproduce any document or work realized by the Employee, at its entire discretion, without the Employee's authorization and without his name being mentioned.

3.2 At any time during the period of his employment or after the termination of his employment, the Employee shall sign, acknowledge and deliver, at the Company's expense, but without compensation other than a reasonable sum for his time devoted thereto if his employment has then terminated, any document required by the Company to give effect to section 6.1, including patent applications and documents evidencing the assignment of ownership. The Employee shall also provide such other assistance as the Company may require with respect to any proceeding or litigation relating to the protection or defence of intellectual property rights belonging to the Company.

3.3 The full list of inventions, discoveries, developments, improvements, processes and products, whether or not patented, made, designed or invented by the Employee previous to his employment, and of all other intellectual property rights belonging to the Employee connected with any matter relating or possibly relating to any business in which the Company or any of its subsidiaries or related or associated companies is involved, is attached to this contract of employment. In the absence of such list the Employee declares and certifies that he has not made, designed or invented any invention, discovery, development, improvement, process or product previous to his employment and that he does not own any intellectual property rights connected with any matter relating or possibly relating to any business in which the Company or any of its subsidiaries or related or associated companies is involved.

3.4 This section shall be binding on the Employee's heirs, assigns and legal representatives.

SECTION IV - NO COMPETITION AND NO SOLICITATION

4.1 The Employee shall not compete with the Company, directly or indirectly. He shall not participate in any capacity whatsoever in a business that competes with the Company, directly or indirectly, including, without limitation, as an executive, director, officer, employer, employee, principal, agent, fiduciary, administrator of the property of another, associate, general partner, independent contractor, franchisor, franchisee, distributor or consultant. In addition, he shall not have any interest whatsoever in such a business, including, without limitation, as owner, shareholder, partner, limited partner, lender or silent partner. This covenant not to compete is limited as follows :

         4.1.1 As to the time period, to the duration of the Employee's employment and for a period of twelve (12) months as of the date of termination of his employment;

         4.1.2 The Employee also undertakes, for the same period, not to solicit customers of the Company, directly or indirectly, not to permit the use of his name in order to solicit said customers and not to do anything whatsoever to induce or decide any person to put an end, in whole or in part, to his business relations with the Company.

4.2 The Employee also undertakes, for the same period referred to hereinabove in sub-sections 4.1.1 not to induce, attempt to induce or otherwise solicit the personnel of the Company to leave their employment with the Company and not to hire the personnel of the Company for any business in which the Employee has an interest.

4.3 In the event of violation by the Employee of the undertakings set out in this section 4, the Employee recognizes the right of the Company to remedy such breaches, by way of an order of injunction or otherwise and subject to the Company's right to claim the damages sustained.

4.4 The provisions of this section 4 are limited as to the time period, the geographic area, the nature of the activities and as to the amount of the penalty to what the parties deem necessary to protect the legitimate interests of the Company. Should a Court decide that the provisions of this section 4 are nevertheless abusive or unreasonable; the parties' intention is that the scope of the obligations arising there from should be reduced to the extent required, rather than invalidated in their entirety.

SECTION V - INTERPRETATION

5.1 This agreement shall be governed by and interpreted in accordance with the laws of the State of Pennsylvania.



SIGNED IN Montreal, Quebec, Canada on January 3, 2006.



/s/ DANIEL STEWART                                              January 3, 2006
-------------------------------                                 ---------------
Daniel Stewart                                                  Date



/s/ ANDRE HEROUX                                                January 3, 2006
-------------------------------                                 ----------------
Andre Heroux, President and CEO                                 Date